EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

MGE Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $1 par value per share	457(r)*				0.0001381
	Debt	Debt Securities	457(r)*				0.0001381
	Debt	Medium-Term Notes	457(r)*				0.0001381
	Equity	Warrants	457(r)*				0.0001381
	Equity	Stock Purchase Contracts	457(r)*				0.0001381
	Equity	Stock Purchase Units	457(r)*				0.0001381
	Equity	Units	457(r)*				0.0001381
Fees Previously Paid
Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $1 par value per share	415(a)(6)**	2,645,252	$164,323,054.24		S-3	333-271733	05/08/2023	$21,329.13
	Total Offering Amounts				$164,323,054.24	-
	Total Fees Previously Paid					-
	Total Fee Offsets					-
		Net Fee Due				-

* There are being registered hereunder such presently indeterminate (a) number of shares of Common Stock, par value $1 per share, Warrants, Stock Purchase Contracts, Stock Purchase Units and Units and (b) principal amount of Debt Securities of MGE Energy, Inc. and Medium-Term Notes of Madison Gas and Electric Company, as may from time to time be issued at indeterminate prices. This registration statement also covers (i) an indeterminate amount of our securities as may be issued upon conversion of or exchange for, as the case may be, any other securities registered under this registration statement and (ii) an indeterminate number of additional shares of Common Stock which may be issued with respect to such shares of Common Stock in connection with any stock split, stock dividend, reclassifications or similar transactions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the Registrant is deferring payment of all of the registration fees (except as indicated in the table above under “Carry Forward Securities” and in footnote ** below).

** Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, this registration statement includes 2,645,252 unsold shares of Common Stock (the “Carry Forward Securities”) that had been previously registered on the Registrant’s registration statement on Form S-3, File No. 333-271733 (the “Prior Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on, and effective on, May 8, 2023. The Carry Forward Securities were originally registered on the Registrant’s registration statement on Form S-3, File No. 333-238196 (the “Original Registration Statement”), filed with the SEC on, and effective on, May 12, 2020 and carried forward to the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Carry Forward Securities, and the registration fee totaling $21,329.13 that was previously paid in connection with the Original Registration Statement with respect to the Carry Forward Securities will continue to be applied to the Carry Forward Securities. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the time of filing of this registration statement.

Table 2: Fee Offset Claims and Sources ☒ Not Applicable

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses ☒ Not Applicable

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date